As filed with the Securities and Exchange Commission on May 27, 2026

Registration No.  333-18275

Registration No.  333-19831

Registration No.  333-32661

Registration No.  333-44443

Registration No.  333-80081

Registration No.  333-52478

Registration No.  333-100244

Registration No.  333-116437

Registration No.  333-188729

Registration No.  333-255864

Registration No.  333-256929

Registration No.  333-264348

Registration No.  333-280397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-18275

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-19831

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32661

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44443

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-80081

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-52478

POST-EFFECTIVE AMENDMENT NO. 5 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100244

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-116437

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188729

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-255864

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-256929

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-264348

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-280397

UNDER

THE SECURITIES ACT OF 1933

VERIS RESIDENTIAL, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	22-3305147
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey (732) 590-1010	07311
(Address, including telephone number, of Principal Executive Offices)	Zip Code

Veris Residential, Inc. Employee Stock Option Plan

Veris Residential, Inc. Director Stock Option Plan

Veris Residential, Inc. Restricted Stock Award Plan for Senior Executives and Officers

Veris Residential, Inc. Stock Purchase Program for Senior Executive Officers

 Deferred Compensation Plan for Directors

Veris Residential, Inc. 2000 Employee Stock Option Plan

Veris Residential, Inc. 2000 Director Stock Option Plan

Veris Residential, Inc. 2004 Incentive Stock Plan

Non-Plan Inducement Stock Options

Veris Residential, Inc. Amended and Restated 2013 Incentive Stock Plan

Non-Plan Inducement Stock Option Award

Non-Plan Inducement Restricted Stock Units Awards

Veris Residential, Inc. 2024 Incentive Stock Plan

(Full Title of the Plans)

Taryn D. Fielder

Executive Vice President, General Counsel

Veris Residential, Inc.

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(732) 590-1010

(Name, address and telephone number of agent for service)

Copy to:

Blake Hornick, Esq.

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

(212) 218-3338

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Veris Residential, Inc. (formerly known as Mack-Cali Realty Corporation), a Maryland corporation (the “Company”), relate to the following registration statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”):

•	Registration No. 333-18275 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 19, 1996, which registered 550,000 shares of the Company’s common stock under the Company’s Employee Stock Option Plan and Director Stock Option Plan;

•	Registration No. 333-19831 filed by the Company with the SEC on January 15, 1997, which registered 1,000,000 shares of the Company’s common stock under the Company’s Restricted Stock Award Plan for Senior Executives and Officers and Stock Purchase Program for Senior Executive Officers;

•	Registration No. 333-32661 filed by the Company with the SEC on August 1, 1997, which registered 1,100,000 shares of the Company’s common stock under the Company’s Employee Stock Option Plan and Director Stock Option Plan;

•	Registration No. 333-44443 filed by the Company with the SEC on January 16, 1998, which registered 2,400,000 shares of the Company’s common stock under the Company’s Employee Stock Option Plan and Director Stock Option Plan;

•	Registration No. 333-80081 filed by the Company with the SEC on June 4, 1999, which registered 580,000 shares of the Company’s common stock under the Company’s Deferred Compensation Plan For Directors;

•	Registration No. 333-52478 filed by the Company with the SEC on December 21, 2000, which registered 2,700,000 shares of the Company’s common stock under the Company’s 2000 Employee Stock Option Plan and 2000 Director Stock Option Plan;

•	Registration No. 333-10024 filed by the Company with the SEC on October 2, 2002, which registered 1,650,000 shares of the Company’s common stock under the Company’s 2000 Employee Stock Option Plan and 2000 Director Stock Option Plan;

•	Registration No. 333-116437 filed by the Company with the SEC on June 14, 2004, which registered 2,500,000 shares of the Company’s common stock under the Company’s 2004 Incentive Stock Plan;

•	Registration No. 333-188729 filed by the Company with the SEC on May 21, 2013, which registered 4,600,000 shares of the Company’s common stock under the Company’s 2013 Incentive Stock Plan;

•	Registration No. 333-255864 filed by the Company with the SEC on May 7, 2021, which registered 950,000 shares of the Company’s common stock under Non-Plan Inducement Stock Options;

•	Registration No. 333-256929 filed by the Company with the SEC on June 9, 2021, which registered 1,965,000 shares of the Company’s common stock under the Company’s Amended and Restated 2013 Incentive Stock Plan;

•	Registration No. 333-264348 filed by the Company with the SEC on April 18, 2022, which registered 250,00 shares of the Company’s common stock under a Non-Plan Inducement Stock Option Award and $975,000 of Non-Plan Inducement Restrict Stock Unit Awards; and

•	Registration No. 333-280397 filed by the Company with the SEC on June 21, 2024. which registered 2,400,000 shares of the Company’s common stock under the Company’s 2024 Incentive Stock Plan.

On May 27, 2026, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 23, 2026, by and among the Company, Veris Residential, L.P., a Delaware limited partnership (the “Operating Partnership”), AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), and AC Residential OP LP, a Delaware limited partnership (“Merger Sub II”, together with Merger Sub I, the “Merger Subs”), (i) the Company merged with and into Merger Sub I (the “Merger”), with Merger Sub I continuing as the surviving entity in the Merger , and (ii) Merger Sub II merged with and into the Operating Partnership (the “Partnership Merger”, and together with the Merger, the “Mergers”), with the Operating Partnership continuing as the surviving partnership in the Partnership Merger.

As a result of the Mergers, any and all offerings of securities registered pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration all such securities registered under the Registration Statements but unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jersey City, State of New Jersey on this 27th day of May, 2026. No other person is required to sign these Post-Effective Amendments on behalf of the registrant in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Veris Residential, Inc.
(Registrant)

By:	/s/ Amanda Lombard
Amanda Lombard
Chief Financial Officer
(principal financial officer and principal accounting officer)